EXECUTION VERSION

FIRST AMENDMENT

FIRST AMENDMENT, dated as of February 27, 2012 (this “Amendment”), to the CREDIT AGREEMENT, dated as of April 20, 2011, among DEALERTRACK HOLDINGS, INC., a Delaware corporation, (the “Company”), DEALERTRACK CANADA, INC., an Ontario corporation (the “Canadian Borrower”, and together with the Company, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”), and KEYBANK NATIONAL ASSOCIATION, as syndication agent (as further amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”).

WITNESSETH:

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders have agreed to make, and have made, certain extensions of credit to the Borrowers;

WHEREAS, the Company has requested that the Lenders agree to permit the Company to issue certain 5-year convertible bonds and certain other modifications and amendments to the Existing Credit Agreement;

WHEREAS, the Required Lenders are willing to agree to such amendments on the terms set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.          Defined Terms. Unless otherwise defined herein, terms defined in the Existing Credit Agreement and used herein shall have the meanings given to them in the Existing Credit Agreement (as defined after giving effect to this Amendment).

SECTION 2.          Amendments. The Credit Agreement shall be amended as of the Amendment Effective Date (as defined below) as set forth below.

(a)  Amendments to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in proper alphabetical order:

“Company Call Options”: one or more call options (which may, but need not, be capped, net-share settled or cash settled), purchased from one or more Dealer Counterparties by the Company in connection with the issuance of the Convertible Notes, to purchase up to the notional number of shares of the Company’s common stock equal to the number of shares underlying the Convertible Notes at the exercise price initially equal to the initial conversion price of the Convertible Notes.

“Convertible Notes”: the senior convertible notes of the Company that are issued pursuant to the Convertible Notes Agreement.

“Convertible Notes Agreement”: collectively, each indenture, agreement, document or instrument evidencing or governing any Convertible Notes.

“Dealer Counterparties”: collectively, one or more leading commercial or investment banks (or, with respect to any of the foregoing, an Affiliate thereof) and their respective successors and assigns.

“Dealer Counterparty Warrants”: net-share settled warrants, sold by the Company to one or more Dealer Counterparties on any day(s) on which the Company Call Options are purchased by the Company from such Dealer Counterparty, to purchase up to initially the number of shares of common stock of the Company equal to the notional number of shares underlying such Company Call Options.

(b)   Amendments to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by restating the following existing definitions in proper alphabetical order:

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; provided, however, for the avoidance of doubt, that the Convertible Notes shall not be deemed to constitute Capital Stock.

(c)  Amendments to Section 1.1 (Defined Terms).

(i)          The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by (i) inserting in clause (e) thereof “and all non-cash unrealized losses on the Company Call Options and the call options embedded in the Convertible Notes” immediately after “ordinary course of business” and immediately before “)” and (ii) inserting in the second clause (b) thereof “and all non-cash unrealized gains or profits on the Company Call Options and the call options embedded in the Convertible Notes” immediately after “ordinary course of business” and immediately before “)”.

(ii)         The definition of “Pro Forma Basis” in Section 1.1 of the Credit Agreement is hereby amended by inserting in each of clauses (i) and (ii) thereof “7.6(i),” immediately after “(or, in the case of determinations made pursuant to the definition of the term “Pro Forma Compliance” or pursuant to Sections 2.20(a), 6.9, 7.2(f), 7.2(g), 7.2(q), 7.6(g),” and immediately before “7.8(g)”.

(d)  Amendment to Section 7.6 (Restricted Payments). Section 7.6 of the Credit Agreement is hereby amended by deleting the “and” at the end of paragraph (f) and replacing the “.” at the end of paragraph (g) with the following:

“; (h)     the Company may use the proceeds of the Convertible Notes to purchase the Company Call Options;

(i)          the Company may settle any conversion of the Convertible Notes and any exercise, settlement or termination of the Dealer Counterparty Warrants, in each case, in common stock of the Company, cash or a combination thereof; provided that the Company may only make cash payments pursuant to this clause (i) so long as (x) at the time of any such payment, the sum of (A) the Available Revolving Commitment plus (B) the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries that is not classified as “restricted cash” equals an amount in excess of $50,000,000 and, (y) after giving effect to such payments, the Company is in Pro Forma Compliance; and

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(j)          the Company may exercise the Company Call Options.”

(e)  Amendment to Section 7.8 (Investments). Clause (j) of Section 7.8 of the Credit Agreement shall be amended in its entirety as follows:

“Investments in Swap Agreements permitted by Section 7.12;”

(f)  Amendment to Section 7.9 (Optional Payments and Modifications of Certain Debt Instruments). Clause (a) of Section 7.9 of the Credit Agreement shall be amended in its entirety as follows:

“(a) Make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease the principal of or interest on, or any other amount owing in respect of, any Indebtedness incurred under Section 7.2(f) or 7.2(q), except for (i) any refinancings, refundings, renewals or extensions of such Indebtedness which additional Indebtedness is permitted under Section 7.2(f) or 7.2(q), (ii) payments of principal and interest to holders who exercise any put right in respect of such Indebtedness and (iii) payments of cash to converting holders who exercise any conversion right in respect of any such Indebtedness.”

(g)  Amendment to Section 7.12 (Swap Agreements). Section 7.12 of the Credit Agreement shall be amended by (i) adding the phrase “(a)” immediately before the phrase “Swap Agreements entered into to hedge or mitigate risks” and (ii) replacing the “and” immediately before “(b)” with a “,” and inserting the following at the end of clause (b):

“and (c) the Company Call Options, the Dealer Counterparty Warrants and the call options embedded in the Convertible Notes.”

(h)  Amendment to Section 8 (Events of Default). Paragraph (e) of Section 8 of the Credit Agreement shall be amended by replacing the final proviso of such paragraph in its entirety as follows:

“and provided, further, that (x) a default, event or condition described in clause (i) or (ii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) and (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the aggregate outstanding principal amount of which is $10,000,000 or more and (y) an Event of Default shall not result under this paragraph (e) solely as a result of (1) any holder of the Convertible Notes converting its Convertible Note of the Company into common stock of the Company, cash or a combination thereof before the scheduled maturity date thereof in connection with circumstances that do not constitute an event of default under the Convertible Notes or (2) any exercise, settlement or termination of the Dealer Counterparty Warrants before the scheduled expiration date thereof in connection with circumstances that do not constitute an event of default pursuant to the terms of the Dealer Counterparty Warrants; or”

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SECTION 3.          Conditions to Effectiveness.    This Amendment shall become effective upon the date (the “First Amendment Effective Date”) on which the following conditions are satisfied: (i) the Administrative Agent shall have received counterparts of this Amendment, executed and delivered by a duly authorized officer of (a) the Company, (b) the Canadian Borrower and (c) the Required Lenders; (ii) the Administrative Agent shall have received all fees required to be paid on or before the First Amendment Effective Date , and all expenses required to be paid on or before the First Amendment Effective Date for which invoices have been timely presented, including, without limitation, the reasonable fees and expenses of legal counsel, (iii) no Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date, after giving effect to this Amendment, and (iv) as of the First Amendment Effective Date, all representations and warranties contained in Section 4 of this Amendment shall be true, correct and complete in accordance with the terms of Section 4 of this Amendment.

SECTION 4.          The Borrowers hereby represent and warrant to the Administrative Agent and each Lender that (immediately before and after giving effect to this Amendment):

(a) Each of the representations and warranties made by any Loan Party in the Loan Documents as amended by this Amendment is true and correct in all material respects on and as of the First Amendment Effective Date, as if made on and as of such date except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) any representation and warranty that is qualified as to “Material Adverse Effect” or similar language shall be true and correct in all respects and (iii) that for purposes of this Section 4, the representations and warranties contained in Section 4.1 of the Existing Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.1(a) of the Existing Credit Agreement and, except with respect to the first sentence of Section 4.1 of the Existing Credit Agreement, Section 6.1(b) of the Existing Credit Agreement and, in the case of the financial statements furnished pursuant to Section 6.1(b) of the Existing Credit Agreement, the representations contained in Section 4.1 of the Existing Credit Agreement, as modified by this clause (iii), shall be qualified by the statement that such financial statements are subject to the absence of footnotes and year-end audit adjustments.

(b) No Default or Event of Default shall have occurred and be continuing.

SECTION 5.          Payment of Expenses. The Company agrees to pay or reimburse the Administrative Agent and (or its affiliates) for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

SECTION 6.          No Other Amendment or Waivers; Confirmation. Except as expressly provided hereby, all of the terms and provisions of the Existing Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein (including Exhibit A) shall not be construed as an amendment of any other provision of the Existing Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Company that would require the waiver or consent of the Administrative Agent or the Lenders.

SECTION 7.          GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 10.16 OF THE EXISTING CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 8.          Miscellaneous. (a) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile or electronic transmission of the relevant signature pages hereof.

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(b)  The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and permitted assigns (including permitted assignees of its Loans in whole or in part prior to effectiveness hereof).

SECTION 9.          Severability. If any provision of this Amendment shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

SECTION 10.         Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

DEALERTRACK HOLDINGS, INC.

By:
Name:
Title:

DEALERTRACK CANADA, INC.

By:
Name:
Title:

Signature Page to First Amendment to

DealerTrack Holdings, Inc. Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:
Name:
Title:

Signature Page to First Amendment to

DealerTrack Holdings, Inc. Credit Agreement

[LENDER], as a Lender

By:
Name:
Title:

Signature Page to First Amendment to

DealerTrack Holdings, Inc. Credit Agreement